Exhibit 21



           Subsidiary                                    State of Incorporation
-----------------------------------------------         -----------------------

HPTCY Corporation                                               Delaware

HPTRI Corporation                                               Delaware

HPTWN Corporation                                               Delaware

Hospitality Properties Mortgage Acceptance Corp.                Delaware

HPTSLC Corporation                                              Delaware

HPTMI Corporation                                               Delaware

HPTMI II Properties Trust                                       Maryland

HPT Suite Properties Trust                                      Maryland

HPT CW Properties Trust                                         Maryland

HPTSHC Properties Trust                                         Maryland

HPTCY Properties Trust                                          Maryland

HPTMI Properties Trust                                          Maryland

HPTSLC Properties Trust                                         Maryland

HPTRI Properties Trust                                          Maryland

HPTWN Properties Trust                                          Maryland